UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2022

CLOVER HEALTH INVESTMENTS, CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39252	98-1515192
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3401 Mallory Lane, Suite 210
Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 432-2133

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CLOV	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2022, the Board of Directors (the "Board") of Clover Health Investments, Corp. ("Clover" or the "Company") appointed Carladenise Armbrister Edwards, Ph.D., Executive Vice President and Chief Strategy Officer of the Henry Ford Health System, to serve as a Class III director of the Board and as a member of the Talent and Compensation Committee and the Nominating and Corporate Governance Committee of the Board. The Company’s press release announcing Dr. Edwards’ appointment is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 5.02.
In connection with her service as a director during 2022, Dr. Edwards will receive a pro rata portion of the annual retainers for service on the Board, the Talent and Compensation Committee, and the Nominating and Corporate Governance Committee under Clover’s Director Compensation Policy. Dr. Edwards will also be granted a restricted stock unit ("RSU") award covering shares of the Company’s Class A Common Stock having an RSU value of $200,000, pro-rated by multiplying such amount by a fraction, the numerator of which is the number of days of service that Dr. Edwards will provide from the date of her appointment until September 22, 2022, the date of the Company’s 2022 annual meeting of stockholders, and the denominator of which is the number of days from April 1, 2021 until September 22, 2022.
In connection with her appointment, Dr. Edwards entered into the Company’s standard form of indemnification agreement for its directors, which requires the Company to, among other things, indemnify its directors against liabilities that may arise by reason of their status or service. The agreement also requires the Company to advance all expenses incurred by directors in investigating or defending any action, suit or proceeding. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K (No. 001-39252) filed on January 12, 2021, and is incorporated by reference herein.
There are no arrangements or understandings between Dr. Edwards and any other persons pursuant to which she was selected as a director. Dr. Edwards has no family relationships with any of the Company’s directors or executive officers, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01     Financial Statements and Exhibits.

(d) List of Exhibits

Exhibit No.	Description

99.1	Press release dated July 26, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clover Health Investments, Corp.

Date:	July 26, 2022	By:	/s/ Joseph R. Martin
		Name:	Joseph R. Martin
		Title:	General Counsel and Corporate Secretary